SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  May 28, 1997


                           ESQUIRE COMMUNICATIONS LTD.
               (Exact name of registrant as specified in charter)



    DELAWARE                  1-11782                 13-3703760
(State or other             (Commission               (IRS Employer
 jurisdiction of            File Number)              Identification
 incorporation)                                       No.)



216 EAST 45TH STREET, NEW YORK, NY                    10017
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(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (212) 687-8010

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 (Former name or former address, if changed since last report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to an Asset Purchase Agreement dated as of May 28, 1997 (the "Agreement"), by and among Esquire Communications Ltd. ("Esquire"), Wolfe, Rosenberg & Associates, Inc. and M&M Computrans (collectively, the "Sellers") and the stockholders and partners of Sellers, on May 28, 1997, Esquire, through a wholly-owned subsidiary, acquired substantially all the assets of Sellers. The purchase price paid by Esquire consisted of $5,750,000 of cash, which is subject to increase based on the annual revenues derived from the Sellers' business for the two consecutive twelve months commencing June 1, 1997.

     In connection with the Agreement, Seymour L. Wolfe and Fred R. Rosenberg, the stockholders and partners of Sellers, entered into employment agreements with Esquire.

     The cash portion of the purchase price was obtained by Esquire from borrowings made pursuant to its existing Credit Agreement with Antares Leveraged Capital Corp.

     The purchase price and all negotiations relating to the transaction were on an arm's length basis. The assets acquired by Esquire will continue to be used in Esquire's court reporting business.

     The foregoing description of the acquisition is qualified in its entirety by reference to the complete text of the Agreement which is filed as an exhibit to this Report.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
            AND EXHIBITS.

FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

     (a), (b) It is impractical to provide the financial statements of Sellers and the pro forma financial information at this time. Such financial statements and pro forma financial information will be filed as soon as practicable but not later than 60 days from the date hereof.

EXHIBITS

10.1 Asset Purchase Agreement dated as of May 28, 1997 among Esquire, Wolfe, Rosenberg & Associates, Inc., M&M Computrans, Seymour L. Wolfe and Fred R. Rosenberg.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        ESQUIRE COMMUNICATIONS LTD.


Dated:  June 5, 1997                    BY:/s/
                                               Vasan Thatham
                                               Vice President

                                  EXHIBIT INDEX



EXHIBIT            DESCRIPTION                                       PAGE NO.


 10.1             Asset Purchase Agreement dated as
                  of May 28, 1997 among Esquire,
                  Wolfe Rosenberg & Associates, Inc.,
                  M&M Computrans, Seymour L. Wolfe and
                  Fred R. Rosenberg.